FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:                                Media Inquiries:
------------------                                 ---------------
Michael Gorin                                      Andrew Merrill, David Pitts
President and Chief Financial Officer              The Abernathy MacGregor Group
(516) 694-6700                                     (212) 371-5999


                              AEROFLEX INCORPORATED
              REPORTS FOURTH QUARTER FISCAL 2003 OPERATING RESULTS

          SALES INCREASED 19% FROM PRIOR YEAR TO A RECORD $78.6 MILLION
                  NET INCOME OF $3.1 MILLION OR $.05 PER SHARE
                     NET OF $.01 PER SHARE CHARGE RELATED TO
                                LORAL BANKRUPTCY


PLAINVIEW,  NEW YORK, August 13, 2003 -- Aeroflex  Incorporated  (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its fourth quarter and year ended June 30, 2003.

Net sales for the fourth quarter ended June 30, 2003 were $78.6 million compared with $66.3 million for the same period of last year, representing an increase of 19%, and $74.9 million for the third quarter ended March 31, 2003, a sequential increase of 5%. The Company reported net income for the fourth quarter ended June 30, 2003 of $3.1 million, or $.05 per diluted share which is net of a $1.1 million charge ($720,000, net of tax), or $.01 per diluted share, related to the bankruptcy of Space Systems Loral, versus a loss from continuing operations of $150,000, $.00 per share, in 2002 and income from continuing operations of $2.9 million, or $.05 per share, in the third quarter. The loss from continuing operations for the fourth quarter of 2002 included a $4.1 million charge ($2.9 million, net of tax) or $.04 per share, for restructuring charges related to the consolidation of certain operations, and a $1.1 million charge ($1.1 million, net of tax), or $.02 per share, for in-process research and development related to the acquisition of IFR Systems, Inc.

Net sales for the year ended June 30, 2003 were $291.8 million compared with $202.1 million for last year, which represents an increase of 44%. The Company reported income from continuing operations for the year ended June 30, 2003 of $8.5 million, or $.14 per diluted share, which is net of a $1.1 million charge ($720,000, net of tax), or $.01 per diluted share, related to the Loral bankruptcy, versus income from continuing operations of $324,000, $.01 per diluted share, in 2002. Last year's income from continuing operations included a $9.1 million charge ($5.8 million, net of tax), or $.09 per diluted share, for restructuring charges related to the consolidation of certain operations, and a $1.1 million charge ($1.1 million, net of tax), or $.02 per diluted share, for in-process research and development related to the acquisition of IFR Systems, Inc.

"We are pleased to report yet another quarter of sequential sales growth and expanding gross margins despite continuing weakness in worldwide business conditions," said Michael Gorin, President. "In the fourth quarter, sales increased 5% sequentially, gross profit margins expanded to 40% of sales and operating income was 6% of sales. Unfortunately, the unexpected bankruptcy filing of Space Systems Loral on July 15, 2003 necessitated a $1.1 million charge ($.01 per diluted share) against receivables and inventory which is reflected in our fourth quarter results. With our recent acquisition of the Racal Instruments Wireless Solutions Group, the pending acquisition of MCE Technologies, Inc., and signs of improving overall business conditions, we are excited about our prospects for fiscal 2004."

First Quarter Fiscal 2004 Business Outlook
------------------------------------------

Our estimate of operating results for the September 2003 quarter, which includes the Racal Instruments Wireless Solutions Group from August 1, 2003, is as follows:

   o  Sales are expected to be about the same as the fourth quarter of fiscal
      2003.

   o  Gross profit margins are expected to exceed 40%.

   o  S,G&A expenses are expected to be approximately 25% of sales.

   o  R&D expenses are expected to be approximately 13% of sales.

   o Using an income tax rate of 34% and a share count of 61 million shares, we anticipate pro forma earnings per diluted share of $.04. Pro forma earnings excludes amortization of acquired intangibles and a charge for acquired in-process research and development related to Racal.


Our conference call discussing fourth quarter results is scheduled for 9:00 a.m. (New York time) on August 14, 2003 and can be accessed by dialing 1-888-396-2386 in the United States and by dialing 617-847-8712 outside of the United States. The participant passcode is 96457179. There will be a replay of the conference call starting at approximately 11:00 a.m. (New York time) on August 14, 2003 and ending at 11:59 p.m. (New York time) on August 21, 2003. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 35290223. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its fourth quarter results.

About Aeroflex
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the consummation of the MCE acquisition, the integration of the business of each of MCE Technologies and of the Racal Instruments Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                 For the Quarter Ended
                                           -----------------------------------
                                              6/30/03                 6/30/02
                                              -------                 -------
                                                         (Unaudited)


Net sales                                     $ 78,641               $  66,255
  Cost of sales (including a $150
    restructuring charge in 2002)               47,181                  40,901
                                             ---------               ---------
Gross profit                                    31,460                  25,354
  Selling, general and administrative
    costs (including a $3,929
    restructuring charge in 2002)               18,456                  16,145
  Research and development costs                 8,351                   8,175
  Acquired in-process R&D                            -                   1,100
                                             ---------               ---------
Operating income (loss)                          4,653                     (66)
  Interest and other expense
    (income), net                                   73                     316
                                             ---------               ---------
Income (loss) before income taxes                4,580                    (382)
  Provision (benefit) for income taxes           1,530                    (232)
                                             ---------               ---------
Income (loss) from continuing operations         3,050                    (150)
                                             ---------               ---------
Discontinued operations
  Loss from discontinued operations,
    net of tax                                       -                   9,620
  Loss on abandonment of operations,
    net of tax                                       -                       -
                                             ---------               ---------
  Total loss from discontinued operations,
    net of tax                                       -                   9,620
                                             ---------               ---------
Net income (loss)                            $   3,050               $  (9,770)
                                             =========               =========

Income (loss) per common share:
  Basic
    Continuing operations                        $ .05                  $    -
    Discontinued operations                          -                    (.16)
                                                 -----                  ------
    Net income (loss)                            $ .05                  $ (.16)
                                                 =====                  ======

  Diluted
    Continuing operations                        $ .05                  $    -
    Discontinued operations                          -                    (.16)
                                                 -----                  ------
    Net income (loss)                            $ .05                  $ (.16)
                                                 =====                  ======

Weighted Average Number of Shares
  Outstanding - Basic                           60,233                  60,115
                                              ========                ========
              - Diluted                         60,795                  60,115
                                              ========                ========

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                      For the Year Ended
                                               ------------------------------

                                               6/30/03                6/30/02
                                               -------                -------


Net sales                                   $  291,780               $ 202,129
  Cost of sales (including a $900
    restructuring charge in 2002)              178,524                 128,352
                                             ---------               ---------
Gross profit                                   113,256                  73,777
  Selling, general and administrative
    costs (including a $8,229
    restructuring charge in 2002)               68,459                  49,375
  Research and development costs                31,102                  23,140
  Acquired in-proces R&D                            -                    1,100
                                             ---------               ---------
Operating income                                13,695                     162
  Interest and other expense
    (income), net                                  812                    (212)
                                             ---------               ---------
Income before income taxes                      12,883                     374
  Provision for income taxes                     4,350                      50
                                             ---------               ---------
Income from continuing operations                8,533                     324
                                             ---------               ---------
Discontinued operations
  Loss from discontinued operations,
    net of tax                                     404                  11,105
  Loss on abandonment of operations,
    net of tax                                   1,734                       -
                                             ---------               ---------
  Total loss from discontinued operations,
    net of tax                                   2,138                  11,105
                                             ---------               ---------
Net income (loss)                            $   6,395               $ (10,781)
                                             =========               =========
Income (loss) per share:
  Basic
    Continuing operations                       $ .14                 $  .01
    Discontinued operations                      (.03)                  (.19)
                                                -----                 ------
    Net income (loss)                           $ .11                 $ (.18)
                                                =====                 ======

  Diluted
    Continuing operations                       $ .14                 $  .01
    Discontinued operations                      (.03)                  (.18)
                                                -----                 ------
    Net income (loss)                           $ .11                 $ (.17)
                                                =====                 ======

Weighted average number of shares
  outstanding - Basic                           60,193                59,973
                                               =======                ======
              - Diluted                         60,753                62,012
                                               =======                ======

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                 June 30,            June 30,
                                                   2003                2002
                                                 --------            --------
ASSETS
------
Current assets:
    Cash and cash equivalents                     $  51,307            $  38,559
    Accounts receivable, less allowance for
      doubtful accounts                              65,243               63,384
    Income taxes receivable                               -                4,432
    Inventories                                      74,738               72,040
  Deferred income taxes                              14,394               12,259
  Assets of discontinued operations                       -                  167
  Prepaid expenses and other current assets           5,556                3,360
                                                    -------              -------
       Total current assets                         211,238              194,201

Property, plant and equipment, net                   69,080               73,473
Intangible assets with definite lives, net           15,111               17,815
Goodwill                                             22,449               20,179
Deferred income taxes                                 1,002                2,477
Assets of discontinued operations                         -                1,200
Other assets                                         11,736                9,120
                                                    -------              -------
      Total assets                                $ 330,616            $ 318,465
                                                    =======              =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Current portion of long-term debt               $   1,879            $   2,171
  Accounts payable                                   19,694               18,356
  Advance payments by customers                       2,826                1,775
  Income taxes payable                                1,802                    -
  Liabilities of discontinued operations                973                  366
  Accrued expenses and other current liabilities     22,508               26,637
                                                    -------              -------
    Total current liabilities                        49,682               49,305

Long-term debt                                       10,956               12,638
Other long-term liabilities                          11,563                7,040
                                                   --------             --------
    Total liabilities                                72,201               68,983
                                                   --------             --------

Stockholders' equity:
  Preferred Stock, par value $.10 per share;
    authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                      -                    -
  Common Stock, par value $.10 per share;
    authorized 110,000,000 shares; issued
    60,122,000 and 60,006,000 shares                  6,012                6,001
  Additional paid-in capital                        222,943              222,351
  Accumulated other comprehensive income              3,816                1,881
  Retained earnings                                  25,658               19,263
                                                   --------             --------
                                                    258,429              249,496

  Less:  Treasury stock, at cost (4,000 shares)          14                   14
                                                   --------             --------

    Total stockholders' equity                      258,415              249,482
                                                   --------             --------

    Total liabilities and stockholders' equity    $ 330,616            $ 318,465
                                                   ========             ========